Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	VP, Treasury Manager		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RESULTS FOR THIRD QUARTER 2020

•Net income of $6.9 million, or fully diluted EPS of $0.24 for the third quarter, compared to net income of $9.9 million, or fully diluted EPS of $0.35 for the second quarter.

•Pre-tax pre-provision earnings of $23.7 million for the third quarter increased by 13.0% from the year-ago quarter and 0.8% from the second quarter.

•Continued to increase credit loss reserves in the pandemic environment with an allowance for credit losses to total loans ratio of 1.60% (or 1.79% excluding Paycheck Protection Program ("PPP") loans) at September 30, 2020, compared to 1.35% (or 1.50% excluding PPP loans) at June 30, 2020.

•Loans on forbearance or deferral declined by 48.8% to $290.8 million, or 5.78% of the total loan portfolio (or 6.46% excluding PPP loans) at September 30, 2020 from $567.9 million, 11.35% of the total loan portfolio (or 12.68% excluding PPP loans) at June 30, 2020.

•Cost of average total deposits of 0.13% in the third quarter declined by 7 basis points from the second quarter.

•Mortgage banking income of $4.3 million in the third quarter increased by 117.9% from the year-ago quarter, and 21.8% from the second quarter.

•Launched our premier digital banking platform, one of the key initiatives and milestones of our RISE2020 initiative.

•Board of Directors declared a quarterly cash dividend of $0.23 per share.

HONOLULU, HI, October 28, 2020 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank, today reported net income in the third quarter of 2020 of $6.9 million, or fully diluted earnings per share ("EPS") of $0.24, compared to net income in the third quarter of 2019 of $14.6 million, or EPS of $0.51, and net income in the second quarter of 2020 of $9.9 million, or EPS of $0.35. Our operating results continue to be impacted by a higher provision for credit loss expense that was driven by the economic forecast under the current COVID-19 pandemic. During the third quarter of 2020, the Company recorded a provision for credit loss expense of $14.7 million, compared to $1.5 million in the third quarter of 2019 and $10.6 million in the second quarter of 2020.

Central Pacific Financial Corp. Reports Results for Third Quarter 2020

"Central Pacific Financial Corp. continues to perform well with solid pre-tax, pre-provision earnings, strong mortgage banking income and the achievement of our RISE2020 milestones on digital banking," said Paul Yonamine, Chairman and Chief Executive Officer.

"We are actively managing the risks related to the COVID-19 pandemic, including building our credit loss reserves and raising Tier 2 capital through a recent issuance of subordinated debt. The Company is well positioned to continue to be a source of strength and liquidity for our customers, employees and shareholders as we all navigate this difficult economic environment," said Catherine Ngo, President.

On October 20, 2020, the Company completed a $55 million private placement of ten-year fixed-to-floating rate subordinated notes, which will be used to support regulatory capital ratios and for general corporate purposes. The Notes bear a fixed interest rate of 4.75% for the first five years and will reset quarterly thereafter for the remaining five years to the then current three-month Secured Overnight Financing Rate, as published by the Federal Reserve Bank of New York, plus 456 basis points.

On October 27, 2020, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. The dividend will be payable on December 15, 2020 to shareholders of record at the close of business on November 30, 2020.

Earnings Highlights
Net interest income for the third quarter of 2020 was $49.1 million, compared to $45.6 million in the year-ago quarter and $49.3 million in the previous quarter. Net interest margin for the third quarter of 2020 was 3.19%, compared to 3.30% in the year-ago quarter and 3.26% in the previous quarter. The increase in net interest income from the year-ago quarter was primarily due to growth in the loan portfolio, including loans originated under the PPP program, combined with lower rates paid on interest-bearing liabilities, partially offset by lower yields earned on the loan and investment securities portfolios. Net interest income for the third quarter of 2020 included $3.4 million in PPP net interest income and net loan fees, which are accreted into income over the term of the loans and accelerated when the loans are forgiven or paid-off. No PPP loans were forgiven during the third quarter. The declines in net interest margin, yields earned on the loans and investment securities portfolios and rates paid on interest-bearing liabilities from the year-ago and sequential quarters are primarily attributable to the historically low interest rate environment. During the third quarter of 2020, the Company had an average PPP loan balance of $544.7 million, which earned approximately 2.48% in net interest income and net loan fees. PPP loans accounted for approximately 2 basis points of the sequential quarter decrease in net interest margin.

Other operating income for the third quarter of 2020 totaled $11.6 million, which increased from $10.3 million in the year-ago quarter and $10.7 million in the previous quarter, primarily due to strong mortgage banking activity. Mortgage banking income increased by $2.4 million and $0.8 million from the year-ago and previous quarters, respectively. The increase in other operating income from the year-ago quarter was also attributable to higher income from bank-owned life insurance of $0.5 million. These increases were partially offset by lower service charges on deposit accounts of $0.7 million and lower other service charges and fees of $0.5 million, which were primarily attributable to lower transactional activity due to the pandemic. The Company also sold certain investment securities during the quarter at a loss of $0.4 million. The increase in other operating income from the previous quarter was primarily due to the aforementioned higher mortgage banking income, combined with higher other service charges and fees of $0.4 million and higher service charges on deposit accounts of $0.3 million. During the quarter, we reinstated certain service charges that were temporarily suspended in the previous quarter due to the pandemic. These increases were partially offset by the aforementioned loss on the sale of investment securities, combined with lower income from bank-owned life insurance of $0.2 million. The changes in income from bank-owned life insurance compared to the year-ago and previous quarters were primarily attributable to volatility in the equity markets.

Other operating expense for the third quarter of 2020 totaled $37.0 million, which increased from $34.9 million in the year-ago quarter and $36.4 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher FDIC insurance assessment of $0.6 million (included in other), higher computer software expense of $0.4 million, and higher legal and professional services and advertising expenses of $0.3 million each. In addition, the Company recorded a provision for off-balance sheet credit exposures of $0.2 million, compared to a credit for off-balance sheet credit exposures of $0.5 million in the year-ago quarter. The Company also recognized costs totaling $0.3 million (included in other) related to the consolidation of three in-store branches with other existing nearby branches. These in-store branches had a small square footage which did not allow for adequate social distancing and have been closed since March 2020 due to the COVID-19 pandemic. A traditional branch is expected to be consolidated during the fourth quarter of 2020. The increase in other operating expense from the previous quarter was primarily due to higher equipment expense of $0.2 million and higher net occupancy expense of $0.2 million. These increases

Central Pacific Financial Corp. Reports Results for Third Quarter 2020

were partially offset by a lower provision for off-balance sheet credit exposures of $0.4 million and a lower net change in the directors' deferred compensation plan obligation of $0.3 million.

The efficiency ratio for the third quarter of 2020 was 60.93%, compared to 62.48% in the year-ago quarter and 60.76% in the previous quarter.

In the third quarter of 2020, the Company recorded income tax expense of $2.2 million, compared to $4.9 million in the year-ago quarter and $3.0 million in the previous quarter. The effective tax rate for the third quarter of 2020 was 24.3%, compared to 25.2% in the year-ago quarter and 23.0% in the previous quarter.

Balance Sheet Highlights
Total assets at September 30, 2020 of $6.65 billion increased by $671.4 million, or 11.2% from September 30, 2019, and increased by $15.2 million, or 0.2% from June 30, 2020.

Total loans at September 30, 2020 of $5.03 billion increased by $662.8 million, or 15.2%, and $27.2 million, or 0.5% from September 30, 2019 and June 30, 2020, respectively. The year-over-year increase in total loans was driven by the origination of PPP loans totaling $528.6 million, net of deferred fees and costs, combined with increases in residential mortgage loans of $121.3 million, home equity loans of $58.5 million, construction loans of $21.6 million and commercial mortgage loans of $7.4 million, partially offset by decreases in the other commercial and consumer loan portfolios of $48.5 million and $26.0 million, respectively. The sequential quarter increase in total loans was primarily due to increases in home equity loans of $23.1 million, residential mortgage loans of $22.5 million, construction loans of $14.7 million and commercial mortgage loans of $11.1 million, partially offset by decreases in the consumer and other commercial loan portfolios of $26.6 million and $19.8 million, respectively. During the third quarter of 2020, the Company transferred $6.6 million in commercial and commercial real estate loans to a single borrower to loans-held-for-sale. In October 2020, the Company sold the loans at a loss of less than $0.1 million.

Total deposits at September 30, 2020 of $5.68 billion increased by $641.3 million, or 12.7% from September 30, 2019, and decreased by $115.8 million, or 2.0% from June 30, 2020. The deposit of PPP funds into both new and existing deposit accounts largely contributed to the increase in total deposits year-over-year. The sequential quarter decrease in total deposits was primarily attributable to the decreases in noninterest-bearing demand deposits of $88.5 million, savings and money market deposits of $64.6 million and total time deposits of $9.2 million, as some PPP funds were spent by clients during the current quarter. The decrease was offset by an increase in interest-bearing demand deposits of $46.6 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.91 billion at September 30, 2020. This represents an increase of $758.1 million, or 18.2% from September 30, 2019, and a decrease of $109.2 million, or 2.2% from June 30, 2020. The Company's loan-to-deposit ratio was 88.6% at September 30, 2020, compared to 86.7% at September 30, 2019 and 86.4% at June 30, 2020.

Asset Quality
Nonperforming assets at September 30, 2020 totaled $13.2 million, or 0.20% of total assets, compared to $1.4 million, or 0.02% of total assets at September 30, 2019, and $4.7 million, or 0.07% of total assets at June 30, 2020. During the third quarter of 2020, the Company had $8.4 million in net additions to nonperforming assets, of which $7.6 million were to two borrowers consisting of commercial and commercial real estate loans that the Company believes are well-secured.

Loans delinquent for 90 days or more still accruing interest totaled $0.9 million at September 30, 2020, compared to $0.2 million and $1.2 million at September 30, 2019 and June 30, 2020, respectively.

Loans on payment forbearance or deferrals granted to borrowers impacted by the COVID-19 pandemic declined significantly to $290.8 million or 5.78% of the total loan portfolio (or 6.46% excluding PPP loans), as of September 30, 2020, compared to $567.9 million or 11.35% of the total loan portfolio (or 12.68% excluding PPP loans), as of June 30, 2020.

Net charge-offs in the third quarter of 2020 totaled $1.3 million, compared to net charge-offs of $1.6 million in the year-ago quarter, and net charge-offs of $2.9 million in the previous quarter.

Central Pacific Financial Corp. Reports Results for Third Quarter 2020

In the third quarter of 2020, the Company recorded a provision for credit losses on loans of $14.7 million, compared to a provision of $1.5 million in the year-ago quarter and a provision of $10.6 million in the previous quarter. The higher provision for credit losses from the year-ago and sequential quarters was driven by models that utilize Hawaii-specific economic projections from a third party economic forecast. The allowance for credit losses, as a percentage of total loans at September 30, 2020 was 1.60%, compared to 1.10% at September 30, 2019 and 1.35% at June 30, 2020. Excluding the PPP loans, the allowance for credit losses, as a percentage of total loans at September 30, 2020 was 1.79%, compared to 1.50% at June 30, 2020.

Capital
Total shareholders' equity was $543.9 million at September 30, 2020, compared to $525.2 million and $544.3 million at September 30, 2019 and June 30, 2020, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At September 30, 2020, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.8%, 12.8%, 13.9%, and 11.6%, respectively, compared to 8.9%, 12.5%, 13.6%, and 11.4%, respectively, at June 30, 2020.

On October 20, 2020, the Company completed a $55 million private placement of ten-year fixed-to-floating rate subordinated notes, which have been structured to qualify initially as tier 2 capital for the Company for regulatory capital purposes.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through November 28, 2020 by dialing 1-877-344-7529 (passcode: 10149191) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 32 branches (four of which remain temporarily closed to protect the health and well-being of the Company's employees and customers from COVID-19) and 75 ATMs in the state of Hawaii, as of September 30, 2020.  For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Corp. Reports Results for Third Quarter 2020

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our RISE2020 initiative; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
except for per share amounts)	2020	2020	2020	2019	2019	2020	2019
CONDENSED INCOME STATEMENT
Net interest income	$49,120	$49,259	$47,830	$47,934	$45,649	$146,209	$136,140
Provision for credit losses [1]	14,652	10,640	9,329	2,098	1,532	34,621	4,219
Net interest income after provision for credit losses [1]	34,468	38,619	38,501	45,836	44,117	111,588	131,921
Total other operating income	11,563	10,692	8,886	9,768	10,266	31,141	32,033
Total other operating expense	36,972	36,427	36,240	36,242	34,934	109,639	105,389
Income before taxes	9,059	12,884	11,147	19,362	19,449	33,090	58,565
Income tax expense	2,200	2,967	2,821	5,165	4,895	7,988	14,440
Net income	6,859	9,917	8,326	14,197	14,554	25,102	44,125
Basic earnings per common share	$0.24	$0.35	$0.30	$0.50	$0.51	$0.89	$1.54
Diluted earnings per common share	0.24	0.35	0.29	0.50	0.51	0.89	1.53
Dividends declared per common share	0.23	0.23	0.23	0.23	0.23	0.69	0.67

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	0.42%	0.61%	0.55%	0.95%	0.99%	0.53%	1.00%
Return on average shareholders’ equity (ROE) [2]	4.99	7.34	6.21	10.70	11.11	6.17	11.58
Average shareholders’ equity to average assets	8.36	8.36	8.93	8.87	8.87	8.54	8.67
Efficiency ratio [1] [3]	60.93	60.76	63.90	62.81	62.48	61.82	62.67
Net interest margin (NIM) [2]	3.19	3.26	3.43	3.43	3.30	3.29	3.32
Dividend payout ratio [4]	95.83	65.71	79.31	46.00	45.10	77.53	43.79

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,016,955	$4,902,905	$4,462,347	$4,412,247	$4,293,455	$4,794,883	$4,183,703
Average interest-earning assets	6,160,381	6,073,361	5,621,043	5,595,142	5,527,532	5,952,357	5,492,860
Average assets	6,574,492	6,468,129	6,007,237	5,978,797	5,907,207	6,350,696	5,858,224
Average deposits	5,728,147	5,614,595	5,121,696	4,998,897	4,987,414	5,488,947	4,981,254
Average interest-bearing liabilities	4,118,726	4,082,699	3,917,332	3,947,924	3,920,304	4,039,874	3,880,179
Average shareholders’ equity	549,378	540,802	536,721	530,464	524,083	542,326	507,930

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$573,636	$571,976	$567,947	$568,529	$561,478
Tier 1 risk-based capital	573,636	571,976	567,947	568,529	561,478
Total risk-based capital	623,157	622,393	618,504	617,772	611,076
Common equity tier 1 capital	523,636	521,976	517,947	518,529	511,478
Central Pacific Bank
Leverage capital	559,750	559,461	556,895	556,077	550,913
Tier 1 risk-based capital	559,750	559,461	556,895	556,077	550,913
Total risk-based capital	609,203	609,811	607,402	605,320	600,511
Common equity tier 1 capital	559,750	559,461	556,895	556,077	550,913

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.8%	8.9%	9.5%	9.5%	9.5%
Tier 1 risk-based capital ratio	12.8	12.5	12.3	12.6	12.6
Total risk-based capital ratio	13.9	13.6	13.4	13.6	13.7
Common equity tier 1 capital ratio	11.6	11.4	11.3	11.5	11.5
Central Pacific Bank
Leverage capital ratio	8.6	8.7	9.3	9.3	9.4
Tier 1 risk-based capital ratio	12.5	12.2	12.1	12.3	12.4
Total risk-based capital ratio	13.6	13.3	13.2	13.4	13.5
Common equity tier 1 capital ratio	12.5	12.2	12.1	12.3	12.4

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except for per share amounts)	2020	2020	2020	2019	2019
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,030,626	$5,003,438	$4,511,998	$4,449,540	$4,367,862
Total assets	6,648,142	6,632,972	6,108,548	6,012,672	5,976,716
Total deposits	5,678,929	5,794,685	5,136,069	5,120,023	5,037,659
Long-term debt	101,547	167,491	101,547	101,547	101,547
Total shareholders’ equity	543,903	544,271	533,781	528,520	525,227
Total shareholders’ equity to total assets	8.18%	8.21%	8.74%	8.79%	8.79%

ASSET QUALITY
Allowance for credit losses ("ACL") [1]	$80,542	$67,339	$59,645	$47,971	$48,167
Non-performing assets ("NPA")	13,187	4,741	3,647	1,719	1,360
ACL to total loans [1]	1.60%	1.35%	1.32%	1.08%	1.10%
ACL to total loans, excluding PPP loans [1]	1.79%	1.50%	1.32%	1.08%	1.10%
ACL to non-performing assets [1]	610.77%	1,420.35%	1,635.45%	2,790.63%	3,541.69%
NPA to total assets	0.20%	0.07%	0.06%	0.03%	0.02%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.30	$19.33	$18.99	$18.68	$18.47

[1] The Company adopted ASU 2016-13, "Financial Instruments-Credit Losses" ("CECL"), effective January 1, 2020 using the modified retrospective approach. Results for the reporting periods beginning after January 1, 2020 are presented under CECL, while prior period amounts continue to be reported under previous GAAP.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except share data)	2020	2020	2020	2019	2019
ASSETS
Cash and due from financial institutions	$89,665	$102,132	$81,972	$78,418	$87,395
Interest-bearing deposits in other financial institutions	5,489	41,201	11,021	24,554	7,803
Investment securities:
Available-for-sale debt securities, at fair value	1,166,319	1,168,594	1,184,023	1,126,983	1,186,875
Equity securities, at fair value	1,204	1,209	1,002	1,127	1,058
Total investment securities	1,167,523	1,169,803	1,185,025	1,128,110	1,187,933
Loans held for sale	23,962	10,443	3,910	9,083	7,016
Loans, net of deferred fees and costs	5,030,626	5,003,438	4,511,998	4,449,540	4,367,862
Less allowance for credit losses [1]	80,542	67,339	59,645	47,971	48,167
Loans, net of allowance for credit losses	4,950,084	4,936,099	4,452,353	4,401,569	4,319,695
Premises and equipment, net	61,095	55,032	50,447	46,343	44,095
Accrued interest receivable	21,478	19,590	16,851	16,500	16,220
Investment in unconsolidated subsidiaries	30,239	16,428	16,721	17,115	17,001
Other real estate owned	128	—	100	164	466
Mortgage servicing rights	12,429	12,771	13,345	14,718	15,058
Bank-owned life insurance	161,743	161,758	159,637	159,656	158,939
Federal Home Loan Bank ("FHLB") stock	17,468	9,229	18,109	14,983	17,183
Right of use lease asset	44,896	50,039	51,198	52,348	52,588
Other assets	61,943	48,447	47,859	49,111	45,324
Total assets	$6,648,142	$6,632,972	$6,108,548	$6,012,672	$5,976,716
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,762,476	$1,851,012	$1,430,540	$1,450,532	$1,399,200
Interest-bearing demand	1,114,123	1,067,483	1,018,508	1,043,010	998,037
Savings and money market	1,881,104	1,945,744	1,693,280	1,600,028	1,593,738
Time	921,226	930,446	993,741	1,026,453	1,046,684
Total deposits	5,678,929	5,794,685	5,136,069	5,120,023	5,037,659
FHLB advances and other short-term borrowings	206,000	—	222,000	150,000	205,000
Long-term debt	101,547	167,491	101,547	101,547	101,547
Lease liability	45,355	50,440	51,541	52,632	52,807
Other liabilities	72,369	76,050	63,561	59,950	54,476
Total liabilities	6,104,200	6,088,666	5,574,718	5,484,152	5,451,489
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,179,798 at September 30, 2020, 28,154,159 at June 30, 2020, 28,115,353 at March 31, 2020, 28,289,257 at December 31, 2019, and 28,441,341 at September 30, 2019	442,635	442,699	442,853	447,602	452,278
Additional paid-in capital	94,336	93,007	92,284	91,611	90,604
Accumulated deficit [1]	(16,609)	(16,986)	(20,428)	(19,102)	(26,782)
Accumulated other comprehensive income	23,541	25,551	19,072	8,409	9,127
Total shareholders' equity	543,903	544,271	533,781	528,520	525,227
Non-controlling interest	39	35	49	—	—
Total equity	543,942	544,306	533,830	528,520	525,227
Total liabilities and shareholders' equity	$6,648,142	$6,632,972	$6,108,548	$6,012,672	$5,976,716

[1] The Company adopted ASU 2016-13, "Financial Instruments-Credit Losses" ("CECL"), effective January 1, 2020 using the modified retrospective approach. Results for the reporting periods beginning after January 1, 2020 are presented under CECL, while prior period amounts continue to be reported under previous GAAP.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands, except per share data)	2020	2020	2020	2019	2019	2020	2019
Interest income:
Interest and fees on loans	$45,751	$45,915	$46,204	$47,488	$45,861	$137,870	$135,169
Interest and dividends on investment securities:
Taxable investment securities	5,233	6,310	6,757	6,486	7,178	18,300	22,968
Tax-exempt investment securities	621	599	668	656	708	1,888	2,388
Dividend income on investment securities	17	17	17	17	14	51	46
Interest on deposits in other financial institutions	3	3	36	54	33	42	147
Dividend income on FHLB stock	128	106	132	456	186	366	508
Total interest income	51,753	52,950	53,814	55,157	53,980	158,517	161,226
Interest expense:
Interest on deposits:
Demand	115	114	176	202	207	405	598
Savings and money market	417	567	1,118	1,253	1,549	2,102	3,847
Time	1,284	2,124	3,268	3,653	4,432	6,676	14,391
Interest on short-term borrowings	71	74	508	1,139	1,130	653	3,146
Interest on long-term debt	746	812	914	976	1,013	2,472	3,104
Total interest expense	2,633	3,691	5,984	7,223	8,331	12,308	25,086
Net interest income	49,120	49,259	47,830	47,934	45,649	146,209	136,140
Provision for credit losses	14,652	10,640	9,329	2,098	1,532	34,621	4,219
Net interest income after provision for credit losses	34,468	38,619	38,501	45,836	44,117	111,588	131,921
Other operating income:
Mortgage banking income	4,345	3,566	337	1,410	1,994	8,248	5,275
Service charges on deposit accounts	1,475	1,149	2,050	2,159	2,125	4,674	6,247
Other service charges and fees	3,345	2,916	4,897	4,095	3,894	11,158	11,018
Income from fiduciary activities	1,149	1,270	1,297	1,175	1,126	3,716	3,220
Equity in earnings of unconsolidated subsidiaries	104	104	26	92	86	234	165
Net gain (loss) on sales of investment securities	(352)	—	—	—	36	(352)	36
Income from bank-owned life insurance	1,179	1,424	(19)	594	645	2,584	2,511
Net gain (loss) on sales of foreclosed assets	—	(6)	—	(162)	17	(6)	17
Other (refer to Table 4)	318	269	298	405	343	885	3,544
Total other operating income	11,563	10,692	8,886	9,768	10,266	31,141	32,033
Other operating expense:
Salaries and employee benefits	20,729	20,622	20,347	21,207	20,631	61,698	61,083
Net occupancy	3,834	3,645	3,672	3,619	3,697	11,151	10,680
Equipment	1,234	1,043	1,097	1,142	1,067	3,374	3,211
Communication expense	856	774	837	906	1,008	2,467	2,645
Legal and professional services	2,262	2,238	2,028	2,123	1,933	6,528	5,231
Computer software expense	3,114	3,035	2,943	2,942	2,713	9,092	7,870
Advertising expense	1,020	923	1,092	527	711	3,035	2,134
Foreclosed asset expense	6	—	67	28	15	73	223
Other (refer to Table 4)	3,917	4,147	4,157	3,748	3,159	12,221	12,312
Total other operating expense	36,972	36,427	36,240	36,242	34,934	109,639	105,389
Income before income taxes	9,059	12,884	11,147	19,362	19,449	33,090	58,565
Income tax expense	2,200	2,967	2,821	5,165	4,895	7,988	14,440
Net income	$6,859	$9,917	$8,326	$14,197	$14,554	$25,102	$44,125
Per common share data:
Basic earnings per share	$0.24	$0.35	$0.30	$0.50	$0.51	$0.89	$1.54
Diluted earnings per share	0.24	0.35	0.29	0.50	0.51	0.89	1.53
Cash dividends declared	0.23	0.23	0.23	0.23	0.23	0.69	0.67
Basic weighted average shares outstanding	28,060,020	28,040,802	28,126,400	28,259,294	28,424,898	28,075,684	28,575,369
Diluted weighted average shares outstanding	28,111,664	28,095,230	28,277,753	28,448,243	28,602,338	28,172,153	28,762,057

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 4

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$47	$37	$23	$80	$73	$107	$240
Other recoveries	22	26	40	36	42	88	94
Commissions on sale of checks	73	56	81	75	75	210	234
Gain on sale of MasterCard stock	—	—	—	—	—	—	2,555
Other	176	150	154	214	153	480	421
Total other operating income - other	$318	$269	$298	$405	$343	$885	$3,544

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Other operating expense - other:
Charitable contributions	$12	$10	$187	$122	$230	$209	$559
FDIC insurance assessment	649	475	—	—	5	1,124	868
Miscellaneous loan expenses	497	399	300	361	274	1,196	885
ATM and debit card expenses	573	584	634	672	660	1,791	1,930
Armored car expenses	192	229	294	186	220	715	629
Entertainment and promotions	132	165	280	495	323	577	1,576
Stationery and supplies	226	220	248	305	240	694	744
Directors’ fees and expenses	213	196	241	246	242	650	722
Directors' deferred compensation plan expense	(237)	103	(1,483)	148	(155)	(1,617)	413
Provision (credit) for residential mortgage loan repurchase losses	—	—	—	—	—	—	(403)
Provision for off-balance sheet credit exposures	221	573	1,798	(160)	(465)	2,592	189
Branch consolidation costs	321	—	—	—	—	321	—
Other	1,118	1,193	1,658	1,373	1,585	3,969	4,200
Total other operating expense - other	$3,917	$4,147	$4,157	$3,748	$3,159	$12,221	$12,312

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$12,262	0.09%	$3	$15,777	0.10%	$3	$6,295	2.05%	$33
Investment securities, excluding valuation allowance:
Taxable	1,029,987	2.04	5,250	1,042,441	2.43	6,327	1,093,352	2.63	7,192
Tax-exempt	88,749	3.54	786	100,485	3.02	758	117,784	3.04	896
Total investment securities	1,118,736	2.16	6,036	1,142,926	2.48	7,085	1,211,136	2.67	8,088
Loans, including loans held for sale	5,016,955	3.64	45,751	4,902,905	3.76	45,915	4,293,455	4.25	45,861
Federal Home Loan Bank stock	12,428	4.12	128	11,753	3.62	106	16,646	4.46	186
Total interest-earning assets	6,160,381	3.36	51,918	6,073,361	3.51	53,109	5,527,532	3.90	54,168
Noninterest-earning assets	414,111			394,768			379,675
Total assets	$6,574,492			$6,468,129			$5,907,207

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,092,976	0.04%	$115	$1,056,885	0.04%	$114	$1,002,875	0.08%	$207
Savings and money market deposits	1,910,971	0.09	417	1,856,621	0.12	567	1,582,795	0.39	1,549
Time deposits under $100,000	160,634	0.57	232	161,874	0.65	261	167,331	0.69	293
Time deposits $100,000 and over	769,030	0.54	1,052	807,276	0.93	1,863	874,192	1.88	4,139
Total interest-bearing deposits	3,933,611	0.18	1,816	3,882,656	0.29	2,805	3,627,193	0.68	6,188
Federal Home Loan Bank advances and other short-term borrowings	79,984	0.35	71	63,104	0.48	74	191,564	2.34	1,130
Long-term debt	105,131	2.82	746	136,939	2.38	812	101,547	3.96	1,013
Total interest-bearing liabilities	4,118,726	0.25	2,633	4,082,699	0.36	3,691	3,920,304	0.84	8,331
Noninterest-bearing deposits	1,794,536			1,731,939			1,360,221
Other liabilities	111,851			112,687			102,599
Total liabilities	6,025,113			5,927,325			5,383,124
Shareholders’ equity	549,378			540,802			524,083
Non-controlling interest	1			2			—
Total equity	549,379			540,804			524,083
Total liabilities and equity	$6,574,492			$6,468,129			$5,907,207

Net interest income			$49,285			$49,418			$45,837

Interest rate spread		3.11%			3.15%			3.06%

Net interest margin		3.19%			3.26%			3.30%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Nine Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2019
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$13,038	0.43%	$42	$8,540	2.30%	$147
Investment securities, excluding valuation allowance:
Taxable	1,033,362	2.37	18,351	1,147,217	2.67	23,014
Tax-exempt	98,153	3.25	2,390	137,750	2.93	3,023
Total investment securities	1,131,515	2.44	20,741	1,284,967	2.70	26,037
Loans, including loans held for sale	4,794,883	3.84	137,870	4,183,703	4.32	135,169
Federal Home Loan Bank stock	12,921	3.78	366	15,650	4.33	508
Total interest-earning assets	5,952,357	3.57	159,019	5,492,860	3.94	161,861
Noninterest-earning assets	398,339			365,364
Total assets	$6,350,696			$5,858,224

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,054,692	0.05%	$405	$972,316	0.08%	$598
Savings and money market deposits	1,806,829	0.16	2,102	1,544,759	0.33	3,847
Time deposits under $100,000	162,255	0.64	777	172,204	0.69	884
Time deposits $100,000 and over	807,346	0.98	5,899	921,003	1.96	13,507
Total interest-bearing deposits	3,831,122	0.32	9,183	3,610,282	0.70	18,836
Federal Home Loan Bank advances and other short-term borrowings	94,248	0.93	653	168,350	2.50	3,146
Long-term debt	114,504	2.88	2,472	101,547	4.09	3,104
Total interest-bearing liabilities	4,039,874	0.41	12,308	3,880,179	0.86	25,086
Noninterest-bearing deposits	1,657,825			1,370,972
Other liabilities	110,669			99,143
Total liabilities	5,808,368			5,350,294
Shareholders’ equity	542,326			507,930
Non-controlling interest	2			—
Total equity	542,328			507,930
Total liabilities and equity	$6,350,696			$5,858,224

Net interest income			$146,711			$136,775

Interest rate spread		3.16%			3.08%

Net interest margin		3.29%			3.32%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 7

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$485,286	$483,827	$—	$—	$—
Other	414,754	431,887	454,817	454,582	439,296
Real estate:
Construction	118,247	103,518	100,617	95,854	96,661
Residential mortgage	1,680,060	1,657,558	1,632,536	1,599,801	1,558,735
Home equity	534,056	510,962	504,686	490,734	475,565
Commercial mortgage	914,144	912,422	917,886	909,798	909,987
Consumer	342,203	350,414	367,960	373,451	369,511
Leases	—	—	—	—	31
Total loans, net of deferred fees and costs	4,488,750	4,450,588	3,978,502	3,924,220	3,849,786
Allowance for credit losses	(71,575)	(59,765)	(51,646)	(42,592)	(42,286)
Loans, net of allowance for credit losses	$4,417,175	$4,390,823	$3,926,856	$3,881,628	$3,807,500

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$43,295	$42,581	$—	$—	$—
Other	113,316	115,971	120,507	115,722	137,316
Real estate:
Construction	—	—	—	—	—
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	227,121	217,747	221,251	213,617	223,925
Consumer	158,144	176,551	191,738	195,981	156,835
Leases	—	—	—	—	—
Total loans, net of deferred fees and costs	541,876	552,850	533,496	525,320	518,076
Allowance for credit losses	(8,967)	(7,574)	(7,999)	(5,379)	(5,881)
Loans, net of allowance for credit losses	$532,909	$545,276	$525,497	$519,941	$512,195

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$528,581	$526,408	$—	$—	$—
Other	528,070	547,858	575,324	570,304	576,612
Real estate:
Construction	118,247	103,518	100,617	95,854	96,661
Residential mortgage	1,680,060	1,657,558	1,632,536	1,599,801	1,558,735
Home equity	534,056	510,962	504,686	490,734	475,565
Commercial mortgage	1,141,265	1,130,169	1,139,137	1,123,415	1,133,912
Consumer	500,347	526,965	559,698	569,432	526,346
Leases	—	—	—	—	31
Total loans, net of deferred fees and costs	5,030,626	5,003,438	4,511,998	4,449,540	4,367,862
Allowance for credit losses	(80,542)	(67,339)	(59,645)	(47,971)	(48,167)
Loans, net of allowance for credit losses	$4,950,084	$4,936,099	$4,452,353	$4,401,569	$4,319,695

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Noninterest-bearing demand	$1,762,476	$1,851,012	$1,430,540	$1,450,532	$1,399,200
Interest-bearing demand	1,114,123	1,067,483	1,018,508	1,043,010	998,037
Savings and money market	1,881,104	1,945,744	1,693,280	1,600,028	1,593,738
Time deposits less than $100,000	157,051	159,739	162,399	165,755	165,687
Core deposits	4,914,754	5,023,978	4,304,727	4,259,325	4,156,662

Government time deposits	500,762	509,927	523,343	533,088	552,470
Other time deposits $100,000 to $250,000	95,918	96,633	100,047	107,550	103,959
Other time deposits greater than $250,000	167,495	164,147	207,952	220,060	224,568
Total time deposits $100,000 and over	764,175	770,707	831,342	860,698	880,997
Total deposits	$5,678,929	$5,794,685	$5,136,069	$5,120,023	$5,037,659

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Nonaccrual loans: [1]
Commercial, financial and agricultural	$1,536	$934	$667	$467	$—
Real estate:
Residential mortgage	4,032	3,215	2,287	979	799
Home equity	533	538	545	92	95
Commercial mortgage	6,889	—	—	—	—
Consumer	69	54	48	17	—
Total nonaccrual loans	13,059	4,741	3,547	1,555	894
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	128	—	—	—	302
Home equity	—	—	100	164	164
Total OREO	128	—	100	164	466
Total nonperforming assets ("NPAs")	13,187	4,741	3,647	1,719	1,360
Loans delinquent for 90 days or more still accruing interest: [1]
Real estate:
Residential mortgage	588	726	1,221	724	—
Consumer	321	444	352	286	235
Total loans delinquent for 90 days or more still accruing interest	909	1,170	1,573	1,010	235
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural	137	172	113	135	157
Real estate:
Residential mortgage	5,178	5,290	5,431	5,502	6,717
Commercial mortgage	1,825	1,888	1,709	1,839	1,985
Consumer	214	145	—	—	—
Total restructured loans still accruing interest	7,354	7,495	7,253	7,476	8,859
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$21,450	$13,406	$12,473	$10,205	$10,454

Total nonaccrual loans as a percentage of total loans	0.26%	0.09%	0.08%	0.03%	0.02%
Total NPAs as a percentage of total loans and OREO	0.26%	0.09%	0.08%	0.04%	0.03%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.28%	0.12%	0.12%	0.06%	0.04%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.43%	0.27%	0.28%	0.23%	0.24%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$4,741	$3,647	$1,719	$1,360	$1,258
Additions	9,060	1,771	2,056	695	112
Reductions:
Payments	(393)	(367)	(60)	(34)	(51)
Return to accrual status	—	(123)	—	—	(2)
Sales of NPAs	—	(94)	—	(302)	—
Charge-offs, valuation and other adjustments	(221)	(93)	(68)	—	43
Total reductions	(614)	(677)	(128)	(336)	(10)
Balance at end of quarter	$13,187	$4,741	$3,647	$1,719	$1,360

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 10

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Allowance for credit losses ("ACL"):
ACL at beginning of period	$67,339	$59,645	$47,971	$48,167	$48,267	$47,971	$47,916
Adoption of ASU 2016-13	—	—	3,566	—	—	3,566	—
Adjusted ACL at beginning of period	67,339	59,645	51,537	48,167	48,267	51,537	47,916

Provision for credit losses on loans [1]	14,465	10,640	9,329	2,098	1,532	34,434	4,219

Charge-offs:
Commercial, financial and agricultural	810	1,103	437	379	797	2,350	2,099
Real estate:
Residential mortgage	11	52	—	—	—	63	—
Home equity	—	—	—	—	5	—	5
Commercial mortgage	75	—	—	—	—	75	—
Consumer	1,492	2,626	2,217	2,723	1,832	6,335	5,542
Leases	—	—	—	—	—	—	—
Total charge-offs	2,388	3,781	2,654	3,102	2,634	8,823	7,646

Recoveries:
Commercial, financial and agricultural	321	305	342	264	362	968	910
Real estate:
Construction	—	—	131	6	6	131	604
Residential mortgage	13	20	181	26	104	214	498
Home equity	—	—	31	—	24	31	42
Commercial mortgage	12	1	2	—	—	15	25
Consumer	780	509	746	512	506	2,035	1,599
Total recoveries	1,126	835	1,433	808	1,002	3,394	3,678
Net charge-offs (recoveries)	1,262	2,946	1,221	2,294	1,632	5,429	3,968
ACL at end of period	$80,542	$67,339	$59,645	$47,971	$48,167	$80,542	$48,167

Average loans, net of deferred fees and costs	$5,016,955	$4,902,905	$4,462,347	$4,412,247	$4,293,455	$4,794,883	$4,183,703

Annualized ratio of net charge-offs to average loans	0.10%	0.24%	0.11%	0.21%	0.15%	0.15%	0.13%

[1] The Company recorded a reserve on accrued interest receivable for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against accrued interest receivable with the offset to provision for credit losses. The provision for credit losses presented in this table excludes the provision for credit losses on accrued interest receivable of $0.187 million.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 11

The Company believes that pre-tax, pre-provision ("PTPP") earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations. The following tables set forth a reconciliation of our PTPP earnings and our PTPP earnings to average assets for each of the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Net income	$6,859	$9,917	$8,326	$14,197	$14,554	$25,102	$44,125
Add: Income tax expense	2,200	2,967	2,821	5,165	4,895	7,988	14,440
Income before taxes	9,059	12,884	11,147	19,362	19,449	33,090	58,565
Add: Provision for credit losses	14,652	10,640	9,329	2,098	1,532	34,621	4,219
PTPP earnings	$23,711	$23,524	$20,476	$21,460	$20,981	$67,711	$62,784

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Net income	$6,859	$9,917	$8,326	$14,197	$14,554	$25,102	$44,125
Net income (annualized)	27,436	39,668	33,304	56,788	58,216	33,469	58,833
PTPP earnings	23,711	23,524	20,476	21,460	20,981	67,711	62,784
PTPP earnings (annualized)	94,844	94,096	81,904	85,840	83,924	90,281	83,712
Average assets	6,574,492	6,468,129	6,007,237	5,978,797	5,907,207	6,350,696	5,858,224
Return on average assets	0.42%	0.61%	0.55%	0.95%	0.99%	0.53%	1.00%
PTPP earnings to average assets	1.44%	1.45%	1.36%	1.44%	1.42%	1.42%	1.43%

The following table sets forth a reconciliation of the ratios of our allowance for credit losses ("ACL") to total loans and ACL to total loans, excluding PPP loans, for each of the periods indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Allowance for credit losses ("ACL")	$80,542	$67,339	$59,645	$47,971	$48,167

Total loans	$5,030,626	$5,003,438	$4,511,998	$4,449,540	$4,367,862
Less: SBA Paycheck Protection Program ("PPP loans")	528,581	526,408	—	—	—
Total loans, excluding PPP loans	$4,502,045	$4,477,030	4,511,998	4,449,540	$4,367,862

Ratio of ACL to total loans	1.60%	1.35%	1.32%	1.08%	1.10%
Ratio of ACL to total loans, excluding PPP loans	1.79%	1.50%	1.32%	1.08%	1.10%

The following table sets forth a reconciliation of the ratios of our loans on payment forbearance or deferrals to total loans and loans on payment forbearance or deferrals to total loans, excluding PPP loans, for each of the periods indicated:

	September 30,	June 30,
	2020	2020
Loans on payment forbearance or deferrals	$290,841	$567,860
Total loans	5,030,626	5,003,438
Total loans, excluding PPP loans	4,502,045	4,477,030
Ratio of loans on payment forbearance or deferrals to total loans	5.78%	11.35%
Ratio of loans on payment forbearance or deferrals to total loans, excluding PPP loans	6.46%	12.68%